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                                                                    Exhibit 20.l


                         Chase Manhattan Bank USA, N.A.
                              Noteholders Statement

                      Chase Credit Card Owner Trust 2004-2




Section 7.3 Indenture                               Distribution Date: 7/15/2004
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(i)     Amount of the distribution allocable to principal of the Notes
             Class A Principal Payment                                      0.00
             Class B Principal Payment                                      0.00
             Class C Principal Payment                                      0.00
                       Total

        Amount of the distribution allocable to the principal on the Notes per
             $1,000 of the initial principal balance of the Notes
             Class A Principal Payment                                      0.00
             Class B Principal Payment                                      0.00
             Class C Principal Payment                                      0.00
                Total

(ii)    Amount of the distribution allocable to the interest on the Notes
             Class A Note Interest Requirement                      2,143,782.67
             Class B Note Interest Requirement                        205,598.56
             Class C Note Interest Requirement                        327,866.00
                       Total                                        2,677,247.22

        Amount of the distribution allocable to the interest on the Notes per
             $1,000 of the initial principal balance of the Notes
             Class A Note Interest Requirement                           1.45836
             Class B Note Interest Requirement                           1.67836
             Class C Note Interest Requirement                           2.08169

(iii)   Aggregate Outstanding Principal Balance of the Notes
             Class A Note Principal Balance                        1,470,000,000
             Class B Note Principal Balance                          122,500,000
             Class C Note Principal Balance                          157,500,000

(iv)    Amount on deposit in Owner Trust Spread Account            17,500,000.00

(v)     Required Owner Trust Spread Account Amount                 17,500,000.00



                                             By:
                                                 -------------------
                                             Name:   Patricia M. Garvey
                                             Title:  Vice President